UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 15, 2005
(Date of earliest event reported)

CGI HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	33-19980-D (Commission File No.)	87-0450450 (IRS Employer Identification No.)

100 North Waukegan Road
Suite 100
Lake Bluff, Illinois 60044
(Address of Principal Executive Offices)

(847) 615-2890
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On February 15, 2005, CGI Holding Corporation, a Nevada corporation (the “Company”) entered into an amendment (the “Amendment”) of that certain Merger Agreement by and among the Company, Proceed Acquisition Sub, Inc., an Illinois corporation and wholly owned subsidiary of the Company (“Acquisition Sub”), Meandaur, Inc. d/b/a Proceed Interactive, a Wisconsin corporation (“Proceed”) and Bruce A. Findley, Jonathan Schepke and Stephen Schepke, the shareholders of Proceed. The Amendment extends the termination date of the Merger Agreement until August 31, 2005. Additionally, the Amendment requires Proceed to deliver to the Company audited financial statements as of and for the six-month period ended June 30, 2005 (the “Six Month Financial Statements”).

        The closing of the merger remains subject to the Company completing its due diligence of Proceed the results of which shall be satisfactory to the Company, in its sole discretion. In addition, Proceed shall have delivered the Six Month Financial Statements to the Company on or before August 15, 2005 and such financial statements shall be satisfactory to the Company in its sole discretion. As such, there can be no assurance that the Company will acquire Proceed as contemplated by the Merger Agreement, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2005

CGI HOLDING CORPORATION.
By:	/s/ Gerard M. Jacobs

Name:	Gerard M. Jacobs
Title:	President and Chief Executive Officer